Exhibit 99.1

PARSONS

FOURTH QUARTER AND FULL YEAR 2024

Earnings Press Release

Parsons* Third quarter 2022 earnings press release

Parsons Reports Record Results Since IPO for the Fourth Quarter and Fiscal Year 2024

Fourth Quarter Financial Highlights

▪
Record revenue of $1.7 billion increases 16% year-over-year
▪
Organic revenue growth of 14%; eighth consecutive quarter of double-digit organic growth
▪
Record net income of $54 million increases 21%
▪
Record adjusted EBITDA of $147 million increases 14%
▪
Cash flow from operations of $127 million
▪
Record contract awards increase 34% year-over-year to $1.7 billion

Record Fiscal Year 2024 Highlights

▪
Record revenue of $6.8 billion, representing total growth of 24% year-over-year and organic growth of 22%
▪
Record net income of $235 million increases 46%
▪
Record adjusted EBITDA of $605 million increases 30%
▪
Record cash flow from operations increases 28% to $524 million
▪
Record contract awards of $7.0 billion increases 17%
▪
Won 15 contracts each worth $100 million or more, matching the company's record from 2023
▪
Establishing fiscal year 2025 guidance and reiterating long-term growth targets

Chantilly, VA – February 19, 2025, Parsons Corporation (NYSE: PSN) today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.

CEO Commentary

“2024 was another exceptional year for Parsons. We achieved record results for total revenue, adjusted EBITDA, adjusted EBITDA margin, operating cash flow, contract win rates, and contract awards. We are delivering consistent results as we reported double-digit organic revenue growth every quarter for the last two years,” said Carey Smith, chair, president, and chief executive officer. "We also achieved organic revenue growth of more than 20% and adjusted EBITDA growth of more than 30% for the second consecutive year, demonstrating our commitment to efficiently managing the business and drive margin expansion.

Our balanced portfolio and our team’s strong execution in our six large and growing end-markets is enabling us to take advantage of unprecedented global infrastructure spending and a purpose-built federal portfolio ready to counter near peer threats. As a Company serving both commercial and government customers, we understand the imperative to move with speed and agility to expeditiously solve our customers’ most pressing and complex challenges. Looking forward, I am very excited about our prospects and ability to continue to deliver mid- single-digit or better organic revenue growth. We have the right portfolio, in the right markets, and the right team to continue to drive shareholder value.”

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Fourth Quarter 2024 Results

Year-over-Year Comparisons (Q4 2024 vs. Q4 2023)

Total revenue for the fourth quarter of 2024 increased by $240 million, or 16%, to $1.7 billion. This increase was driven by organic growth of 14% and contributions from acquisitions. Organic growth was primarily driven by strong growth in the company's critical infrastructure protection and cyber markets. Operating income increased 29% to $100 million primarily due to organic growth including the ramp-up of recent contract wins and growth on existing contracts. Net income increased 21% to $54 million. GAAP diluted earnings per share (EPS) attributable to Parsons was $0.49 in the fourth quarter of 2024, compared to $0.39 in the prior year period.

Adjusted EBITDA including noncontrolling interests for the fourth quarter of 2024 was $147 million, a 14% increase over the prior year period. The adjusted EBITDA increase was driven primarily by the ramp-up of recent contract wins and growth on existing contracts, with effective cost control. Adjusted EBITDA margin was 8.5% in the fourth quarter of 2024, compared to 8.6% in the fourth quarter of 2023. Adjusted EBITDA growth for the quarter was negatively impacted by $29 million of adjustments on two programs. A normalized margin excluding these adjustments would have been 10.0% in the fourth quarter of 2024. Adjusted EPS was $0.78 in the fourth quarter of 2024, compared to $0.69 in the fourth quarter of 2023.

Fiscal Year 2024 Results

Fiscal Year Comparison (fiscal year 2024 vs. fiscal year 2023)

Total revenue for the the year ended December 31, 2024 increased by $1.3 billion, or 24%, to $6.8 billion. This increase was driven by organic growth of 22% and contributions from acquisitions. Organic growth was driven by the ramp-up of recent contract wins and growth on existing contracts. Operating income increased 48% to $428 million million primarily due to increased volume on new and existing contracts, while continuing to closely monitor and manage costs. Net income increased to $235 million. Diluted earnings per share (EPS) attributable to Parsons was $2.12, compared to $1.42 in the prior year period.

Adjusted EBITDA including noncontrolling interests for the the year ended December 31, 2024 was $605 million, a 30% increase over the prior year period. Adjusted EBITDA margin was 9.0% for the the year ended December 31, 2024, compared to 8.5% in the prior year period. Adjusted diluted EPS was $3.26 for the the year ended December 31, 2024, compared to $2.43 for the year ended December 31, 2023. The year-over-year adjusted EBITDA and adjusted EPS increases were driven by growth on accretive contracts, contributions from acquisitions, and continuing to effectively manage costs.

Segment Results

Federal Solutions Segment

Federal Solutions Quarter-over-Quarter Comparisons (Q4 2024 vs. Q4 2023)

	Three Months Ended		Growth
	December 31, 2024	December 31, 2023	Dollars/ Percent	Percent
Revenue	$1,003,323	$843,244	$160,079	19%
Adjusted EBITDA	$99,960	$82,485	$17,475	21%
Adjusted EBITDA margin	10.0%	9.8%	0.2%	2%

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Fourth quarter 2024 Federal Solutions revenue increased by $160 million, or 19%, to $1.0 billion. This increase was driven by organic growth of 17% and the contribution from the company's BlackSignal acquisition. Organic growth was driven primarily by the ramp-up of recent contract wins and growth on existing contracts.

Federal Solutions adjusted EBITDA including noncontrolling interests increased by $17 million, or 21%, to $100 million. Adjusted EBITDA margin increased 20 basis points to 10.0%. These increases were driven primarily by higher volume and improved mix, with effective indirect cost controls.

Federal Solutions Fiscal Year Comparison (fiscal year 2024 vs. fiscal year 2023)

	The Year Ended		Growth
	December 31, 2024	December 31, 2023	Dollars/ Percent	Percent
Revenue	$4,007,114	$3,020,701	$986,413	33%
Adjusted EBITDA	$415,498	$289,571	$125,927	43%
Adjusted EBITDA margin	10.4%	9.6%	0.8%	8%

Federal Solutions revenue for the year ended December 31, 2024 increased $986 million, or 33%, to $4.0 billion. This increase was driven by organic growth of 30% and contributions from the company's SealingTech and BlackSignal acquisitions. Organic growth was driven by the strong growth in the company's critical infrastructure protection and cyber markets.

Federal Solutions adjusted EBITDA including noncontrolling interests for the year ended December 31, 2024 increased by $126 million, or 43%, to $415 million. Adjusted EBITDA margin increased 80 basis points from 9.6% to 10.4%. These increases were driven primarily by increased volume on accretive contracts, and contributions from high-margin acquisitions.

Critical Infrastructure Segment

Critical Infrastructure Quarter-over-Quarter Comparisons (Q4 2024 vs. Q4 2023)

	Three Months Ended		Growth
	December 31, 2024	December 31, 2023	Dollars/ Percent	Percent
Revenue	$730,994	$650,982	$80,012	12%
Adjusted EBITDA	$46,659	$45,658	$1,001	2%
Adjusted EBITDA margin	6.4%	7.0%	-0.6%	-9%

Fourth quarter 2024 Critical Infrastructure revenue increased by $80 million, or 12%, to $731 million. This increase was driven by organic growth of 9% and the inorganic revenue contributions from the company's BCC and I.S. Engineers acquisitions. Organic growth was driven by higher volume as a result of new awards in both the company's Middle East and North America infrastructure markets.

Critical Infrastructure adjusted EBITDA including noncontrolling interests increased by $1 million, or 2%, to $47 million from the fourth quarter of 2023. Adjusted EBITDA margin decreased to 60 basis points to 6.4%. The adjusted EBITDA margin decrease was impacted by the $29 million of adjustments previously discussed, partially offset by profits from accretive organic growth on both new and existing contracts.

Critical Infrastructure Fiscal Year Comparison (fiscal year 2024 vs. fiscal year 2023)

	The Year Ended		Growth
	December 31, 2024	December 31, 2023	Dollars/ Percent	Percent
Revenue	$2,743,462	$2,422,048	$321,414	13%
Adjusted EBITDA	$189,455	$175,102	$14,353	8%
Adjusted EBITDA margin	6.9%	7.2%	-0.3%	-4%

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Critical Infrastructure revenue for the year ended December 31, 2024 increased by $321 million or 13%, to $2.7 billion almost all of which was organic. Organic growth was driven by expansion in both the Middle East and North America.

Critical Infrastructure adjusted EBITDA including noncontrolling interests for the year ended December 31, 2024 increased by $14 million, or 8%, to $189 million. The adjusted EBITDA increase was driven primarily by organic growth and operating leverage. Adjusted EBITDA margin decreased 30 basis points to 6.9%. The lower margin for the year was the result of adjustments on the two programs previously discussed. Excluding these impacts, Critical Infrastructure margins were 10.1% for the full year.

Fourth Quarter and Fiscal Year 2024 Key Performance Indicators

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Fourth quarter 2024: net bookings increased 34% to $1.7 billion. Book-to-bill ratio: 1.0x.
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Fiscal year 2024: net bookings increased 17% to $7.0 billion. Book-to-bill ratio: 1.0x.
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Total backlog: $8.9 billion, up 4% from Q4 2023.
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Cash flow from operating activities: Fourth quarter 2024: $127 million compared to $190 million in the fourth quarter of 2023. For the twelve months ended December 31, 2024, cash flow from operating activities increased 28% to $524 million, compared to $408 million in the prior year period.

Significant Contract Wins

Parsons continues to win new business across both segments and all six end markets. During the fourth quarter of 2024, the company won six single-award contracts worth more than $100 million each, bringing Parsons total to 15 contract wins worth more than $100 million for the full year, matching the company's record in 2023. After the fourth quarter of 2024 ended, the company won two additional contracts worth more than $100 million each.

▪
Awarded two new, three-year contracts in Saudi Arabia totaling over $275 million. The company booked the first option period on both awards in the fourth quarter of 2024.
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Booked a portion of an option year contract with a confidential customer for $242 million.
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Awarded a new lead design contract for the Newark AirTrain Replacement Program – Guideway and Stations project. The company is a subcontractor on the $1.2 billion project. As the lead designer, Parsons will be responsible for designing 2.5 miles of elevated guideway, along with three new stations.
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Awarded an option period totaling $122 million by the Department of State, of which the company booked $84 million. On this contract, Parsons installs integrated security systems for 270 US overseas diplomatic missions. This work also includes Counter-Unmanned Aircraft Systems, biometrics, emergency alarms, mass notification systems, and alarm annunciation systems.
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Awarded an option year totaling $104 million on the company’s General Services Administration C5ISR, exercise, operations, and information services contract. On this program, Parsons designs, develops, trains and deploys scalable machine learning solutions to extract actionable intelligence from vast amounts of data and delivers it to Intelligence analysts and warfighters.
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Awarded a two-year, follow-on cybersecurity contract valued at $96 million, of which the company booked $78 million. On this contract, Parsons provides a wide range of services focused on identifying, mitigating, and reducing cyber risks to ensure mission resilience and operational readiness.

parsons.com	©Parsons Corporation. All Rights Reserved. 5

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After the fourth quarter of 2024 ended, the company was also awarded a follow-on program and construction management contract in Dubai valued at over $200 million. This win highlights the strength of Parsons' entire Middle East portfolio and the acceleration in its UAE business.
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After the fourth quarter of 2024 ended, the company was awarded an additional $125 million ceiling value modification that was added to Parsons cyber threat hunt forward program which came through the company's Sealing Tech acquisition.

Additional Corporate Highlights

During the quarter, the company announced and closed a strategic acquisition and was named one of America’s most trusted companies by Forbes. These awards complement other recognitions the company received during 2024 including being named as one of the World’s Most Ethical Companies by Ethisphere for the 15th consecutive year and recognized as one of the best employers for new grads by Forbes.

▪
During the fourth quarter, the company announced and closed its acquisition of BCC Engineering in an all-cash transaction valued at $230 million. BCC is a full-service engineering firm that provides planning, design, and management services for transportation, civil, and structural engineering projects in Florida, Georgia, Texas, South Carolina and Puerto Rico. This acquisition strengthens Parsons’ position as an infrastructure leader while expanding the company’s reach in the Southeastern United States, an area where the Infrastructure Investment and Jobs Act provided approximately $100 billion in Federal Highway Administration formula dollars for fiscal years 2022-2026.
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After the fourth quarter ended, Parsons announced and closed its acquisition of TRS Group, an environmental solutions firm that specializes in remediation technology, in an all-cash transaction valued at $36 million. TRS is an industry leader in PFAS, thermal, and holistic environmental remediation, having cleaned hazardous and toxic substances from soil, groundwater, and fire suppression systems for global clients. This acquisition enhances Parsons' environmental remediation capabilities in both operating segments and serves as a force multiplier for the company's industry-leading PFAS remediation solutions.
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Recognized as “Contractor of the Year” at the 22nd Annual Greater Washington Government Contractor Awards, where the company won the “Contractor of the Year, greater than $300 million” category. The annual event, presented by the Northern Virginia Chamber of Commerce and the Professional Services Council, is the premier event honoring the leadership, innovation, and commitment to excellence of the people and businesses of the government contracting community.
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Named the 8th Most Trusted Company in America 2025 according to Forbes’ listing of the Most Trusted Companies in America. Forbes’ list combines data on a wide range of factors across four categories: employee trust, customer trust, investor trust, and media sentiment.
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Parsons Kicking Horse Canyon Phase 4 project was awarded the prestigious 2024 Best Project Award in the Road/Highway category by Engineering News-Record. The project’s design incorporated state-of-the-art technologies and used innovative methods such as accelerated bridge construction and viaducts to navigate difficult conditions, ensuring minimal disruption and efficient progress despite identified challenges. This award recognizes the project’s outstanding engineering, innovative design, and exceptional teamwork.

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Fiscal Year 2025 Guidance

The table below summarizes the company's fiscal year 2025 guidance.

Fiscal Year 2025 Guidance
Revenue	$7.0 billion - $7.5 billion
Adjusted EBITDA including non-controlling interest	$640 million - $710 million
Cash Flow from Operating Activities	$420 million - $480 million

Net income guidance is not presented as the company believes volatility associated with interest, taxes, depreciation, amortization and other matters affecting net income, including but not limited to one-time and nonrecurring events and the impact of M&A, will preclude the company from providing, with reasonable certainty, net income guidance for fiscal year 2025.

Reiterating Long-term Growth Targets

The table below summarizes the company's long-term growth targets.

	Long-term Growth Targets	Highlights
Organic Revenue Growth	Mid- single-digit or better organic growth	Growth is off a revenue base that is $1.3 billion higher than fiscal year 2023
Total Revenue Growth	Mid- single-digit or better organic growth + M&A	Growth is off a revenue base that is $1.3 billion higher than fiscal year 2023
Adjusted EBITDA Margin Expansion	Average 20 - 30 basis points per year	Continual margin improvement opportunity. Adjusted EBITDA expansion also off a higher revenue base
Free Cash Flow Conversion	>100%	Robust free cash flow generation to fund future organic and inorganic investment opportunities
Capital deployment priorities: M&A and share repurchases to increase shareholder value

Conference Call Information

Parsons will host a conference call today, February 19, 2025, at 8:00 a.m. ET to discuss the financial results for its fourth quarter and fiscal year 2024.

Access to a webcast of the live conference call can be obtained through the Investor Relations section of the company's website (https://investors.parsons.com). Those parties interested in participating via telephone may register on the Investor Relations website or by clicking here.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year.

About Parsons Corporation

Parsons (NYSE: PSN) is a leading disruptive technology provider in the national security and global infrastructure markets, with capabilities across cyber and intelligence, space and missile defense, transportation, environmental remediation, urban development, and critical infrastructure protection. Please visit Parsons.com and follow us on LinkedIn and Facebook to learn how we’re making an impact.

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Forward-Looking Statements

This Earnings Release and materials included therewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: the impact of COVID-19; any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings including litigation, audits, reviews and investigations, which may result in material adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors including under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2024, on Form 10-K, filed on February 19, 2025, and our other filings with the Securities and Exchange Commission.

All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:	Investor Relations:
Bryce McDevitt	Dave Spille
Parsons Corporation	Parsons Corporation
(703) 851-4425	(703) 775-6191
Bryce.McDevitt@Parsons.com	Dave.Spille@Parsons.us

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PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Quarterly Data Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$1,734,317	$1,494,226	$6,750,576	$5,442,749
Direct cost of contracts	1,364,565	1,127,022	5,344,154	4,236,735
Equity in (losses) earnings of unconsolidated joint ventures	(5,336)	(52,248)	(23,361)	(47,751)
Selling, general and administrative expenses	264,604	237,512	954,995	869,905
Operating income	99,812	77,444	428,066	288,358
Interest income	2,219	600	11,428	2,191
Interest expense	(12,542)	(9,128)	(51,582)	(31,497)
Convertible debt repurchase loss	-	-	(18,355)	-
Other income (expense), net	(1,396)	3,335	(1,906)	5,001
Total other income (expense)	(11,719)	(5,193)	(60,415)	(24,305)
Income before income tax expense	88,093	72,251	367,651	264,053
Income tax expense	(18,729)	(14,194)	(76,986)	(56,138)
Net income including noncontrolling interests	69,364	58,057	290,665	207,915
Net income attributable to noncontrolling interests	(15,184)	(13,149)	(55,612)	(46,766)
Net income attributable to Parsons Corporation	$54,180	$44,908	$235,053	$161,149
Earnings per share:
Basic	$0.51	$0.43	$2.21	$1.53
Diluted	$0.49	$0.39	$2.12	$1.42

Weighted average number shares used to compute basic and diluted EPS

(In thousands) (Quarterly Data Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Basic weighted average number of shares outstanding	106,465	105,285	106,274	104,992
Dilutive effect of stock-based awards	1,890	1,395	1,778	1,173
Dilutive effect of warrants	903	-	494	-
Dilutive effect of convertible senior notes due 2025	2,564	8,917	3,628	8,917
Diluted weighted average number of shares outstanding	111,822	115,597	112,174	115,082

Net income available to shareholders used to compute diluted EPS as a result of adopting the if-converted method in connection with the Convertible Senior Notes

(In thousands) (Quarterly Data Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income attributable to Parsons Corporation	$54,180	$44,908	235,053	161,149
Convertible senior notes if-converted method interest adjustment	58	626	2,932	2,291
Diluted net income attributable to Parsons Corporation	$54,238	$45,534	237,985	163,440

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PARSONS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents (including $202,121 and $128,761 Cash of consolidated joint ventures)	$453,548	$272,943
Accounts receivable, net (including $294,700 and $274,846 Accounts receivable of consolidated joint ventures, net)	1,100,396	915,638
Contract assets (including $7,906 and $11,096 Contract assets of consolidated joint ventures)	741,504	757,515
Prepaid expenses and other current assets (including $14,723 and $11,929 Prepaid expenses and other current assets of consolidated joint ventures)	166,952	191,430
Total current assets	2,462,400	2,137,526

Property and equipment, net (including $2,971 and $3,274 Property and equipment of consolidated joint ventures, net)	111,575	98,957
Right of use assets, operating leases (including $5,726 and $9,885 Right of use assets, operating leases of consolidated joint ventures)	153,048	159,211
Goodwill	2,082,680	1,792,665
Investments in and advances to unconsolidated joint ventures	138,759	128,204
Intangible assets, net	349,937	275,566
Deferred tax assets	133,450	140,162
Other noncurrent assets	56,113	71,770
Total assets	$5,487,962	$4,804,061

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable (including $28,214 and $49,234 Accounts payable of consolidated joint ventures)	$207,589	$242,821
Accrued expenses and other current liabilities (including $198,797 and $145,040 Accrued expenses and other current liabilities of consolidated joint ventures)	894,425	801,423
Contract liabilities (including $66,144 and $61,234 Contract liabilities of consolidated joint ventures)	289,799	301,107
Short-term lease liabilities, operating leases (including $3,522 and $4,753 Short-term lease liabilities, operating leases of consolidated joint ventures)	52,725	58,556
Income taxes payable	7,701	6,977
Short-term debt	463,405	-
Total current liabilities	1,915,644	1,410,884

Long-term employee incentives	31,818	22,924
Long-term debt	784,096	745,963
Long-term lease liabilities, operating leases (including $2,203 and $5,132 Long-term lease liabilities, operating leases of consolidated joint ventures)	114,386	117,505
Deferred tax liabilities	11,043	9,775
Other long-term liabilities	96,486	120,295
Total liabilities	2,953,473	2,427,346
Contingencies (Note 12)
Shareholders' equity:
Common stock, $1 par value; authorized 1,000,000,000 shares; 146,656,225 and 146,341,363 shares issued; 52,657,447 and 45,960,122 public shares outstanding; 54,117,904 and 59,879,857 ESOP shares outstanding	146,655	146,341
Treasury stock, 39,880,875 shares at cost	(815,282)	(827,311)
Additional paid-in capital	2,684,829	2,779,365
Retained earnings	426,781	203,724
Accumulated other comprehensive loss	(26,594)	(14,908)
Total Parsons Corporation shareholders' equity	2,416,389	2,287,211
Noncontrolling interests	118,100	89,504
Total shareholders' equity	2,534,489	2,376,715
Total liabilities and shareholders' equity	5,487,962	4,804,061

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PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended
(in thousands)	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income including noncontrolling interests	$290,665	$207,915
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	99,251	119,973
Amortization of debt issue costs	7,799	2,842
Loss (gain) on disposal of property and equipment	948	206
Convertible debt repurchase loss	18,355	-
Provision for doubtful accounts	-	32
Deferred taxes	6,101	(8,914)
Foreign currency transaction gains and losses	6,919	(330)
Equity in losses (earnings) of unconsolidated joint ventures	23,361	47,751
Return on investments in unconsolidated joint ventures	40,162	48,970
Stock-based compensation	56,082	34,365
Contributions of treasury stock	59,778	58,172
Changes in assets and liabilities, net of acquisitions and consolidated joint ventures:
Accounts receivable	(163,139)	(176,181)
Contract assets	31,881	(119,898)
Prepaid expenses and other assets	35,830	(95,415)
Accounts payable	(42,686)	24,497
Accrued expenses and other current liabilities	79,984	163,440
Contract liabilities	(11,325)	84,439
Income taxes	(341)	2,886
Other long-term liabilities	(16,019)	12,949
Net cash provided by operating activities	523,606	407,699
Cash flows from investing activities:
Capital expenditures	(49,213)	(40,396)
Proceeds from sale of property and equipment	179	546
Payments for acquisitions, net of cash acquired	(428,710)	(221,937)
Investments in unconsolidated joint ventures	(133,921)	(119,582)
Return of investments in unconsolidated joint ventures	54,950	5,018
Proceeds from sales of investments in unconsolidated joint ventures	-	381
Net cash used in investing activities	(556,715)	(375,970)
Cash flows from financing activities:
Proceeds from borrowings under credit agreement	153,200	620,900
Repayments of borrowings under credit agreement	(153,200)	(620,900)
Proceeds from issuance of convertible notes due 2029	800,000	-
Repurchases of convertible notes due 2025	(497,613)	-
Payments for debt issuance costs	(19,185)	-
Contributions by noncontrolling interests	2,174	2,867
Distributions to noncontrolling interests	(29,199)	(12,496)
Repurchases of common stock	(25,000)	(11,000)
Taxes paid on vested stock	(22,560)	(7,301)
Capped call transactions	(88,400)	-
Bond hedge termination	195,549	-
Redemption of warrants	(104,952)	-
Proceeds from issuance of common stock	7,935	6,059
Net cash provided by (used in) financing activities	218,749	(21,871)
Effect of exchange rate changes	(5,035)	546
Net increase (decrease) in cash, cash equivalents, and restricted cash	180,605	10,404
Cash, cash equivalents and restricted cash:
Beginning of year	272,943	262,539
End of period	$453,548	$272,943

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Contract Awards

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Federal Solutions	$780,048	$616,750	$3,880,290	$3,259,052
Critical Infrastructure	892,115	631,710	3,158,982	2,737,728
Total Awards	$1,672,163	$1,248,460	$7,039,272	$5,996,780

Backlog

(in thousands)

	December 31, 2024	December 31, 2023
Federal Solutions:
Funded	$1,712,627	$1,454,581
Unfunded	2,961,356	3,490,781
Total Federal Solutions	4,673,983	4,945,362
Critical Infrastructure:
Funded	4,167,611	3,578,902
Unfunded	52,321	68,007
Total Critical Infrastructure	4,219,932	3,646,909
Total Backlog	$8,893,915	$8,592,271

Book-To-Bill Ratio1:

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Federal Solutions	0.8	0.7	1.0	1.1
Critical Infrastructure	1.2	1.0	1.2	1.1
Overall	1.0	0.8	1.0	1.1

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Net Income attributable to Parsons Corporation, Adjusted Earnings per Share, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered non-operational in nature. These items have been Adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

1 Book-to-Bill ratio is calculated as total contract awards divided by total revenue for the period.

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PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income attributable to Parsons Corporation	$54,180	$44,908	$235,053	$161,149
Interest expense, net	10,323	8,528	40,154	29,306
Income tax expense	18,729	14,194	76,986	56,138
Depreciation and amortization (a)	25,738	32,771	99,251	119,973
Net income attributable to noncontrolling interests	15,184	13,149	55,612	46,766
Equity-based compensation	16,938	11,059	61,492	36,151
Convertible debt repurchase loss	-	-	18,355	-
Transaction-related costs (b)	8,180	2,985	17,138	12,013
Restructuring (c)	-	698	-	1,244
Other (d)	(2,653)	(149)	912	1,933
Adjusted EBITDA	$146,619	$128,143	$604,953	$464,673

(a)
Depreciation and amortization for the three and twelve months ended December 31, 2024, is $18.9 million and $77.5 million, respectively, in the Federal Solutions Segment and $6.9 million and $21.7 million, respectively, in the Critical Infrastructure Segment. Depreciation and amortization for the three and twelve months ended December 31, 2023, is $27.8 million and $101.2 million, respectively, in the Federal Solutions Segment and $4.9 million and $18.7 million, respectively, in the Critical Infrastructure Segment.
(b)
Reflects costs incurred in connection with acquisitions and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(c)
Reflects costs associated with and related to our corporate restructuring initiatives.
(d)
Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

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PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)

	Three months ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$99,925	$82,423	$415,338	$289,250
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	35	62	160	321
Federal Solutions Adjusted EBITDA including noncontrolling interests	$99,960	$82,485	$415,498	$289,571

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	31,319	32,304	132,901	127,785
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	15,340	13,354	56,554	47,317
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$46,659	$45,658	$189,455	$175,102

Total Adjusted EBITDA including noncontrolling interests	$146,619	$128,143	$604,953	$464,673

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PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income attributable to Parsons Corporation	$54,180	$44,908	$235,053	$161,149
Acquisition related intangible asset amortization	14,814	21,632	55,591	76,558
Equity-based compensation	16,938	11,059	61,492	36,151
Convertible debt repurchase loss	-	-	18,355	-
Transaction-related costs (a)	8,180	2,985	17,138	12,013
Restructuring (b)	-	698	-	1,244
Other (c)	(2,653)	(149)	912	1,933
Tax effect on adjustments	(6,429)	(7,600)	(35,842)	(30,558)
Adjusted net income attributable to Parsons Corporation	85,030	73,533	352,699	258,490
Adjusted earnings per share:
Weighted-average number of basic shares outstanding	106,465	105,285	106,274	104,992
Weighted-average number of diluted shares outstanding (d)	108,355	106,680	108,052	106,165
Adjusted net income attributable to Parsons Corporation per basic share	$0.80	$0.70	$3.32	$2.46
Adjusted net income attributable to Parsons Corporation per diluted share	$0.78	$0.69	$3.26	$2.43

(a)
Reflects costs incurred in connection with acquisitions and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(b)
Reflects costs associated with and related to our corporate restructuring initiatives.
(c)
Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.
(d)
Excludes dilutive effect of convertible senior notes due to bond hedge.

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PARSONS CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

Adoption Of Accounting Standards Update 2024-04

(In thousands, except per share data)

(Unaudited)

Quarter Ended
March 31, 2024
Revenue	$1,535,676
Direct cost of contracts	1,210,827
Equity in losses of unconsolidated joint ventures	(2,060)
Selling, general and administrative expenses	220,945
Operating income	101,844
Interest income	1,152
Interest expense	(12,998)
Convertible debt repurchase loss (1)	(18,355)
Other income (expense), net	(3,326)
Total other income (expense) (1)	(33,527)
Income before income tax expense (1)	68,317
Income tax expense (1)	(13,324)
Net income including noncontrolling interests (1)	54,993
Net income attributable to noncontrolling interests	(15,243)
Net income attributable to Parsons Corporation (1)	$39,750
Earnings per share:
Basic	$0.37
Diluted (2)	$0.37

1 Presents the revised consolidated statement of operations resulting from the adoption of Accounting Standards Update (“ASU”) 2024-04 as of January 1, 2024 on a prospective basis. As a result of the adoption of ASU 2024-04, the Company reversed a loss on extinguishment of debt for the partial repurchase of the Convertible Senior Notes due 2025 and recorded the repurchase transaction as an induced conversion. This change from extinguishment to inducement accounting resulted in the Company (i.) reversing the $211.0 million loss and the related $49.9 million tax benefit on extinguishment of debt, recorded in Q1 2024, (ii.) recording a $18.4 million convertible debt repurchase loss, (iii.) the difference between the extinguishment loss and inducement expense of $192.6 million recorded to equity, and (iv.) the related tax benefit of $45.6 million recorded to equity. See "Note 2—Summary of Significant Accounting Polices—New Accounting Pronouncements" of the Company's Form 10-K for the year ended December 31, 2024 for a further discussion of the first quarter 2024 extinguishment accounting and subsequent change to inducement accounting.

2 Diluted earnings per share prior to the adoption of ASU 2024-04 did not include certain adjustments as their inclusion would have been antidilutive. Subsequent to the adoption of ASU 2024-04 these adjustments are no longer antidilutive. Dilutive adjustments include if converted interest of $2.8 million, 1.5 million shares related to stock based awards and 6.8 million shares related to convertible senior notes. Inclusion of these dilution adjustments resulted in dilutive net income attributable to Parsons Corporation of $42.5 million and total diluted shares of 114.4 million for the quarter ended March 31, 2024.

No other quarters were impacted by the adoption of ASU 2024-04.

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